                                                                   Exhibit 10.14

                                                                 EXECUTION DRAFT

                             CONTRIBUTION AGREEMENT

          This Agreement, dated as of October 21, 2003, by and among Norcraft Holdings, L.P., a Delaware limited partnership f/k/a Norcraft Holdings, L.L.C. ("Holdings"), Norcraft Companies, L.P., a Delaware limited partnership f/k/a Norcraft Companies, L.L.C. ("Norcraft"), Buller Norcraft Holdings, L.L.C., a Delaware limited liability company (the "Buller Investor"), and Mark Buller (the "Executive"), David Buller, James Buller, Phil Buller, Herb Buller and Erna Buller (together with the Executive, the "Buller Family Members").

          A. Holdings is a party to the Unit Purchase Agreement, dated as of August 29, 2003, with Norcraft and the unitholders of Norcraft set forth therein, pursuant to which Holdings agreed to purchase all of the issued and outstanding membership units of Norcraft (the "Acquisition");

          B. The Buller Family Members are the owners of all of the outstanding equity interests of Norcraft Canada Corporation, a Nova Scotia unlimited liability company (the "Canadian Subsidiary"), which is to be contributed to Norcraft as part of the Acquisition;

          C. The Canadian Subsidiary is the sole owner of the real property located at Springfield Road and Oxford Street, Winnipeg, Manitoba, including all structures, fixtures and other rights attached thereto and more specifically described on Schedule I hereto (the "Winnipeg Facility"), which facility will be used by Norcraft as part of its ongoing business following consummation of the Acquisition;

          D. Upon consummation of the Acquisition, will enter into an Employment Agreement (the "Employment Agreement") with the Executive pursuant to which the Executive will serve as Chief Executive Officer and Vice Chairman of Holdings and Norcraft; and

          E. The parties have entered into this Agreement to provide for the contribution referred to herein, to provide the Buller Investor with certain additional payments and rights to purchase additional limited partnership units in Holdings upon certain events constituting a Change of Control (as defined in the Limited Partnership Agreement of Holdings, of even date herewith, the "LP Agreement"), and to provide for certain additional agreements referred to herein;

          In consideration of the mutual promises set forth herein, the parties agree as follows:

          1. Contribution and Consideration.

               a. Upon the terms and conditions hereinafter set forth, the Buller Family Members shall contribute to Norcraft, and Norcraft shall accept as a contribution to Norcraft, all of the outstanding equity interests of the Canadian Subsidiary.

               b. Immediately upon receipt by Norcraft of the contribution referred to in Section 1.a, the Buller Family Members shall be entitled to receive limited partnership units in Norcraft. By execution hereof, the Buller Family Members assign their rights to receive such units to the Buller Investor, which will, immediately upon receipt of such units, execute and deliver the LP Agreement and exchange such units for an aggregate 2,967,429 Series A-2 Units, all in consideration for such contribution by the Buller Family Members.

          2. Change of Control Bonus. If a Triggering Event occurs, the Buller Investor shall be entitled to receive an aggregate of U.S. $4,000,000 (the "Change of Control Bonus") from Holdings, provided that, after giving effect to the Change of Control Bonus, (i) the IRR on the Sponsor Units as of the Triggering Event is at least 20% and (ii) Proceeds in connection with the Triggering Event are at least an amount that is 2.5 times the aggregate amount of cash paid by the Sponsors for the Sponsor Units. The Change of Control Bonus shall be paid by certified bank check or wire transfer at the effective time of the Triggering Event.

          3. Purchase Right. Upon consummation of a Triggering Event, the Buller Investor shall be entitled, at its sole option and expense, to purchase (the "Purchase Right") up to 1,478,553.86 Series A-2 Units for U.S. $3.00 per unit, and up to an additional 1,478,553.86 Series A-2 Units for U.S. $3.50 per unit. Any exercise of the Purchase Right will be made by the Buller Investor upon notice to Holdings delivered at least three (3) days prior to the scheduled effective time of the Triggering Event, with the closing of the exercised Purchase Right to occur at the effective time of the Triggering Event. At the closing of the Purchase Right, the aggregate purchase price for the Series A-2 Units shall be paid by the Buller Investor, at its option, in cash, by certified bank check or wire transfer, or, if practicable, upon a "cashless basis," whereby the Buller Investor will, in lieu of a cash payment of such purchase price, receive from Holdings the amount of Series A-2 Units equal to the amount of units otherwise issuable upon such exercise less the amount of Series A-2 Units having a Fair Market Value on the closing date equal to the aggregate purchase price applicable to the entire amount of units for which the Purchase Right was exercised by the Buller Investor. The number of units subject to the Purchase Right and the purchase price therefore are subject to proportional adjustment in the event of any subdivision or combination of the Series A-2 Units or merger, consolidation or recapitalization of Holdings.

          4. Expiration. The provisions of Section 2 and 3 of this Agreement shall expire and be of no further force or effect immediately upon the earlier to occur of (i) the consummation of a Change of Control, whether or not such Change of Control constitutes a Triggering Event; provided, that if such Change of Control is a Triggering Event pursuant to which the Buller Investor shall be entitled to receive the Change of Control Bonus or shall have exercised the Purchase Right, in accordance with Section 2 and 3 of this Agreement, respectively, the right to receive the Change of Control Bonus or receive Series A-2 Units pursuant to such exercise of the Purchase Right shall survive the expiration of this Agreement; (ii) six months after the termination of the Executive's employment by Holdings other than for Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement); and (iii) any other termination of the Executive's employment with Holdings other than in connection with a Triggering Event.

          5. Determination. The determination of whether a Triggering Event has occurred, the IRR and the amount of the Proceeds received for the Sponsor Units shall be made in good faith by the board of managers of the general partner of Holdings (or similar governing body) and shall be final and binding on the Buller Investor and Holdings.

          6. Representations of the Buller Investor and the Buller Family Members. The Buller Investor and each Buller Family Member represents and warrants to Norcraft and to Holdings as follows:

               a. The Buller Investor is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware. The Buller Investor has full power and authority under the Delaware Limited Liability Company Act and its operating agreement to execute, deliver and perform this Agreement and to consummate the transactions contemplate herein, and no further actions or proceedings or consents of any governmental or other third parties are necessary to authorize such execution, delivery and performance hereunder. This Agreement, when executed and delivered by the Buller Investor will constitute a valid, binding obligation of the Buller Investor, enforceable against it in accordance with its terms, except as such obligation and enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally.

               b. The Buller Family Members own 100% of the outstanding equity interests of the Buller Investor in proportion to their respective Percentage Interests.

               c. The Buller Family Members have good, absolute and marketable title to 100% of the outstanding equity interests of the Canadian Subsidiary, free and clear of all mortgages, liens, claims and encumbrances.

               d. The aggregate expenditures actually paid to third parties, in U.S. dollars, by the Buller Family Members or their Affiliates in connection with their investment in the Canadian Subsidiary and the Winnipeg Facility and their due diligence investigation of Raywal Limited, are as set forth, in reasonable detail, on Schedule II hereto.

               e. The Canadian Subsidiary is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia and has all necessary power and authority to own all of its properties and assets. The only asset of the Canadian Subsidiary is the Winnipeg Facility, which it owns free and clear of all mortgages, liens, claims and encumbrances, other than customary development agreements with which the property is in full compliance. Other than the Winnipeg Facility, the Canadian Subsidiary has never held any other assets and has not engaged in any other business. The Canadian Subsidiary has no liabilities or obligations of any kind except as set forth on
Schedule III hereto.

               f. The execution and delivery by the Buller Investor and each Buller Family Member of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions, or provisions of any contractual obligation to which the Buller Investor, a Buller Family Member or the Canadian Subsidiary is a party, or may be bound; or (ii) violate any law, statute, rule or regulation, or any published order, judgment or decree, of any governmental authority applicable to the Buller Investor, a Buller Family Member or the Canadian Subsidiary.

          7. Covenants of the Buller Family Members.

               a. Each of the Buller Family Members hereby covenants and agrees to maintain a, direct or indirect, beneficial ownership interest in all of the outstanding equity interests of the Buller Investor in accordance with their respective Percentage Interest; provided, that the foregoing covenant shall not apply to any changes in such proportionate beneficial ownership in connection with Transfers by a Buller Family Member which would have been permitted by the LP Agreement if the Buller Family Member had been a Limited Partner of Holdings thereunder.

               b. Each Buller Family Member hereby covenants and agrees that except as the General Partner may expressly authorize or direct in writing, he shall not, while the Executive is employed by Holdings or any of its Subsidiaries and for the two-year period following termination of the Executive's employment with Holdings and its Subsidiaries, directly or indirectly, (i) own, manage, operate, join, or control (or participate in the ownership, management, operation or control of), any corporation, company, association, partnership, limited liability company, proprietorship or other business entity that, within the North America, engages in the business of manufacturing, marketing or selling branded cabinet business, (ii) serve as an employee, agent, consultant, officer, director, manager, partner or representative of any such business entity or enterprise described immediately above in clause (i), or (iii) hire or otherwise seek to induce, or assist any other person from hiring or otherwise seeking to induce, employees of Holdings or any of its Subsidiaries to terminate their employment; provided that the foregoing shall not prevent any Buller Family Member from owning 5% or less of the publicly-traded equity securities of any company or prevent any Buller Family Member other than the Executive from entering into the cabinet component or door manufacturing business during the two-year period following termination of the Executive's employment with the Holdings and its Subsidiaries.

               c. Each Buller Family Member acknowledges that the restrictions stated in Section 7.b are reasonable and the covenant is necessary to protect Holdings' interests. If, however, a court of competent jurisdiction, at the time of enforcement, shall deem the restrictions as stated in Section 7.b to be unreasonable as to the duration, scope, or area of restriction, then such restrictions may be applied only to such activities and territory and only for such period of time as the court determines to be reasonable in light of all the circumstances then existing, with such determination by the court to be binding on Holdings and such Buller Family Member.

          8. Definitions. For the purposes of this Agreement, capitalized terms which are not otherwise defined herein have the meanings assigned to such terms in the LP Agreement. In addition to those terms defined elsewhere in this Agreement, the following terms have the following meanings:

          "IRR" shall mean the internal annual rate of return, calculated in a manner consistent with the "IRR" function in Microsoft Corporation's Excel spreadsheet software (based on a year of twelve thirty-day months), realized (or deemed to be realized) by the Sponsors on the Sponsor Units, such rate of return to be calculated on (i) the cash outflow consisting of the aggregate cash paid by the Sponsors for the Sponsor Units and (ii) the series of cash inflows consisting of all amounts realized by the Sponsors in respect of the Sponsor Units other than in respect of Tax Distributions. For purposes of such calculation, (A) the cash outflow and each cash inflow shall be deemed to have occurred on the last day of the calendar month in which it occurred, and (B) an amount shall not be treated as a cash inflow unless and until actually received in cash.

          "Percentage Interest" shall mean, with respect to each of the Executive, David Buller, James Buller and Phil Buller, 19.35%, and, with respect to each of Herb Buller and Erna Buller, 11.30%.

          "Proceeds" shall mean net cash proceeds realized by the Sponsors in respect of the sale of the Sponsor Units (or realized in respect of the sale of securities acquired in respect of the sale of Sponsor Units).

          "Sponsors" shall mean the investors in the original SKM Limited Partner and the original TCP Limited Partner.

          "Sponsor Units" shall mean the Class A Units purchased by the original SKM Limited Partner and the original TCP Limited Partner, together with any other securities of Holdings issued upon conversion thereof or in exchange therefore.

          "Triggering Event" shall mean a Change of Control that (i) results in the termination of the Executive's employment with Holdings at the effective time of a Change of Control at the request of the applicable Change of Control Transferee, or (ii) is consummated within the six month period immediately following the termination of the Executive's employment by Holdings other than for Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement).

          9. General Provisions.

               a. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Holdings, Norcraft, the Buller Investor or the Buller Family Members without the prior written consent of Holdings and the Buller Investor; provided, that the Buller Investor may assign its rights pursuant to Sections 2 and 3 of this Agreement to a Permitted Transferee who receives Series A-2 Units from the Buller Investor in connection with a Transfer permitted by the LP Agreement. Any attempted assignment in violation of this paragraph shall be void.

               b. This Agreement may not be amended and no provision may be waived except by an instrument in writing signed on behalf of Holdings and the Buller Investor.

               c. All notices, reports or other communications required or permitted to be given hereunder shall be made in the manner set forth in Section
22.4 of the LP Agreement.

               d. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               e. This Agreement and the LP Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner relating to such subject matter except as specifically set forth herein.

               f. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

               g. The provisions of Section 21.2, Section 21.3, Section 21.4,
Section 22.2, Section 22.3 and Section 22.6 of the LP Agreement shall also be applicable to the parties hereto for purposes of this Agreement and such provisions are incorporated herein by reference, mutatis mutandis, as if stated in their entirety herein.

                                    * * * * *

          In witness whereof, Holdings, Norcraft, the Buller Investor and the Buller Family Members have duly executed this Agreement as of the date first written above.

                                               NORCRAFT HOLDINGS, L.P.

                                                   By: Its General Partner
                                                   NORCRAFT GP, L.L.C.


                                               By: /s/ Leigh Ginter
                                                   -----------------------------
                                               Name: Leigh Ginter
                                               Title: Authorized Person


                                               NORCRAFT COMPANIES, L.P.

                                                   By: Its General Partner
                                                   -----------------------------
                                                   NORCRAFT GP, L.L.C.


                                               By: /s/ Leigh Ginter
                                                   -----------------------------
                                               Name: Leigh Ginter
                                               Title: Authorized Person

                                               /s/ Mark Buller
                                               ---------------------------------
                                               Mark Buller


                                               /s/ David Buller
                                               ---------------------------------
                                               David Buller


                                               /s/ James Buller
                                               ---------------------------------
                                               James Buller


                                               /s/ Phil Buller
                                               ---------------------------------
                                               Phil Buller

                                               /s/ Herb Buller
                                               ---------------------------------
                                               Herb Buller


                                               /s/ Erna Buller
                                               ---------------------------------
                                               Erna Buller

                                               BULLER NORCRAFT HOLDINGS, L.L.C.


                                               By: /s/ Mark Buller
                                                   -----------------------------
                                               Name: Mark Buller
                                               Title: Managing Member

                                                                      SCHEDULE I

                                                Description of Winnipeg Facility

          Lot 5 Plan 35536 WLTO in NE 1/4 17-11-4 EPM Winnipeg, Manitoba

                                  SCHEDULE II

                                             Expenditures of the Buller Investor

Norcraft Canada Corporation
Record of Bank Transactions
May 1, 2003 to October 15, 2003

   Date                  Payee/Payor               Cheque         Deposit            Balance
------------   ------------------------------   ------------   ------------       ------------
May 22/03      MEB2 Holdings                                     200,000.00         200,000.00
May 30/03      O/D interest                            29.23                        199,970.07
May 21/03      Concorde                            43,338.03                        156,632.04
June 18/03     Great West Life                        700.00                        155,932.04
June 18/03     Aon Reed Stenhouse                  23,380.00                        132,552.04
June 18/03     Wilhelm Rahn                         6,066.95                        126,485.09
June 30/03     Concorde                           353,097.72                  -     226,612.63
June 27/03     Ernst & Young                        1,187.70                  -     227,800.33
June 30/03     PCB2 Holdings                                     100,000.00   -     127,800.33
June 30/03     JWB2 Holdings                                     300,000.00         172,199.67
June 11/03     Payroll                              6,857.43                        165,342.24
June 25/03     Payroll                              2,600.93                        162,741.31
June 25/03     Bank charges                            88.96                        162,652.35
July  2/03     FC Machinery                        24,291.00                        138,361.35
July  9/03     Payroll                              2,600.93                        135,760.42
July 23/03     PCB2 Holdings                                     200,000.00         335,760.42
July 23/03     DHB2 Holdings                                     300,000.00         635,760.42
July 23/03     Payroll                              2,600.93                        633,159.49
July 23/03     Concorde                           396,618.03                        236,541.46
July 23/03     Aon Reed Stenhouse                     850.00                        235,691.46
August 6/03    Payroll                              2,600.93                        233,090.53
August 20/03   Payroll                              2,600.93                        230,489.60
August 26/03   Aikins, MacAulay & Thorvaldson      14,269.63                        216,219.97
August 26/03   Aikins, MacAulay & Thorvaldson      98,397.88                        117,822.09
August 27/03   PCB2 Holdings                                     300,000.00         417,822.09
August 27/03   JWB2 Holdings                                     300,000.00         717,822.09
August 29/03   DHB2 Holdings                                     300,000.00       1,017,822.09
August 29/03   HEB2 Holdings                                     200,000.00       1,217,822.09
August 29/03   MEB2 Holdings                                     300,000.00       1,517,822.09
August 29/03   Concorde                           689,178.76                        828,643.33
August 29/03   Ernst & Young                      103,455.10                        725,188.23
Sept. 02/03    Ernst & Young                        1,781.55                        723,406.68
Sept. 03/03    Payroll                              2,600.93                        720,805.75
Sept. 05/03    Aikins, MacAulay & Thorvaldson       2,514.38                        718,291.37
Sept. 17/03    Payroll                              2,624.90                        715,666.47
Sept. 22/03    Wilhelm Rahn                           168.26                        715,498.21
Sept. 23/03    JWB2 Holdings                                     250,000.00         965,498.21
Sept. 23/03    DHB2 Holdings                                     250,000.00       1,215,498.21
Sept. 23/03    MEB2 Holdigns                                     250,000.00       1,465,498.21
Sept. 23/03    PCB2 Holdings                                     250,000.00       1,715,498.21
Sept. 25/03    Concorde                           941,736.58                        773,761.63
Sept. 30/03    Great West Life                      2,114.00                        771,647.63
Oct            Cunninghams                         10,000.00                        761,647.63
Oct            Cathy Austin                           782.43                        760,865.20
Oct            Concorde                           501,028.69                        259,836.51
Oct            Payroll                              2,624.51                        257,212.00
Oct            Wilhelm Rahn                           737.01                        256,479.99
Oct            Aqua Teree Solutions                 3,745.00                        252,729.99
Oct            FC Machiniery                       44,460.00                        208,269.99
Oct            FC Machiniery                      161,057.39                         47,212.60
Oct            Aikins, MacAulay & Thorvaldson       4,639.79                         42,572.81
Oct            Phil Buller                         11,355.25                         31,217.56
Oct            Dave Buller                            401.93                         30,815.63
Oct            James Buller                         3,506.97                         27,308.66
Oct            James Buller                           421.47                         26,887.19

Add land purchased directly by Herb Buller        403,059.00     403,059.00
                                                ------------   ------------
                                                3,876,171.81   3,903,059.00
                                                ------------   ------------
                                                     US$       2,967,428.72
                                                ============   ============
                                                  (Exchange Rate = 1.3153)

                                                                    SCHEDULE III

                                                     Liabilities and Obligations
                                                      of the Canadian Subsidiary

                                  SCHEDULE III

               List of Obligations in respect of Winnipeg Facility

------------------------------------------------------------------------
        Description of Obligation                 Estimated Amount
------------------------------------------------------------------------
1. Fixed price contract with Concord               $3,300,000.00
Projects dated February 25, 2003, for      The payments made to date are
construction of facility                   outlined in Schedule II
------------------------------------------------------------------------
2. Contract with Cunninghams Business                    $42,000
Interiors Ltd. for supply of office
furniture
------------------------------------------------------------------------
3. Contract with Manitoba Telecom                        $20,000
Services Inc. For the supply of a phone
system
------------------------------------------------------------------------
4. Contract with Clear Concepts Inc. for                 $75,000
supply of computer system (including
software)
------------------------------------------------------------------------
5. Engagement with Ernst & Young for                     $25,000
accounting services
------------------------------------------------------------------------
6. Engagement with Aikins, MacAulay                As per invoice
& Thorvaldson for legal services
------------------------------------------------------------------------
7. Contract with Air Unlimited for                       $18,000
supply of compressed air
------------------------------------------------------------------------
8. Contract with Elias Woodwork for air                  $16,000
compressor
------------------------------------------------------------------------
9. Contract with Concord Projects for                    $16,000
supply of water softener
------------------------------------------------------------------------